UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 13, 2008
CELEBRATE EXPRESS, INC.
(Exact name of Registrant as specified in its charter)

Washington	000-50973	91-1644428

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11232 – 120th Avenue NE
Kirkland, Washington 98033
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (425) 250-1061

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers
Appointment of Officer
     On March 13, 2008, Celebrate Express, Inc. (the “Company”) appointed Mr. Harold J. Egler as its Vice President, Marketing.
     Mr. Egler, age 55, has over 30 years of experience in key marketing and strategic planning roles at online, ecommerce and catalog companies serving consumers and businesses. From 2002 to 2007, Mr. Egler served as Global Vice President, Customer Intelligence, for Getty Images. Prior to joining Getty Images, Mr. Egler served Eddie Bauer (1994-2002), most recently as Divisional Vice President, Strategic Planning, and Lands End (1991-1994) as Senior Circulation Manager. Mr. Egler holds a Bachelors of Arts in Advertising (School of Journalism) from the Pennsylvania State University.
     Under the terms of an employment offer letter, the Company agreed to pay Mr. Egler an annual base salary of $220,000 and an annual bonus of up to 20% of his salary. The Company also agreed to grant to Mr. Egler stock options under the Company’s 2004 Amended and Restated Equity Incentive Plan to purchase 20,000 shares of the Company’s common stock, which will vest over a period of 4 years from the date of grant. Mr. Egler’s employment is at-will and the Company does not expect to enter into an employment agreement with him.
Compensation Arrangements with Officers
     On March 13, 2008, Celebrate Express, Inc. (the “Company”) entered into severance agreements with Mr. Egler and with Mr. Kristopher Galvin, Chief Financial Officer, Ms. Lisa Tuttle, Vice President, Technology, and Mr. Dennis Everhart, Vice President, Operations. Under the agreements, these officers will each be entitled to receive a severance payment equal to six months of his or her respective base salary (twelve months for Mr. Egler) if (1) a change in control of the Company, as defined, occurs, and (2) the officer’s employment is terminated or constructively terminated as described below. For purposes of the agreements, the sale of substantially all of the Company’s assets, or a merger, consolidation or transaction in which the shareholders of the Company prior to the transaction own less than 50% of the voting power of the surviving entity after the transaction, and the consideration for which is solely cash, is considered to be a change in control. The severance agreements expire on September 1, 2008, subject to extension at the option of the Company.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits.

Exhibit	Description
99.1	Press Release, dated March 17, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2008	CELEBRATE EXPRESS, INC.
	By:	/s/ Kevin A. Green
Kevin A. Green
Chief Executive Officer and President